UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/01/2004

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Constar International Inc. announced on November 1, 2004, that it has settled its Oxbar® patent infringement action against Continental PET Technologies, Inc. Under the terms of the settlement, Constar was paid $25.1 million, which will be applied to Constar’s revolving loan facility. A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On November 1, 2004, the Company issued a press release announcing the settlement of its Oxbar patent infringement action against Continental PET Technologies, Inc. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Settlement Agreement

99.1	Press release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: November 3, 2004	By:	/s/ William S. Rymer
William S. Rymer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Settlement Agreement
EX-99.1	Press Release